EXHIBIT 4.2

                             SmartServ Online, Inc.
                                      up to
                         233,000 Shares of Common Stock
                                ($.01 Par Value)

                            Placement Agent Agreement
                            -------------------------

                                                                January 11, 2000


America First Associates Corp.
415 Madison Avenue
3rd Floor

New York, NY 10017

Gentlemen:

         1.       Introductory.

                  SmartServ Online, Inc., a Delaware corporation (the "Company"), proposes to issue and sell up to 233,000 shares of its Common Stock, $.01 par value (the "Shares"). The Company hereby appoints you as its exclusive agent for the purpose of finding purchasers for and selling the Shares, subject to the terms and provisions of this agreement, on a "best efforts basis".

                  The term "Placement Agent", as used herein, shall mean America First Associates Corp. Whether or not so expressed, all obligations of the Placement Agent and of the Company are several in accordance with their respective interests and not joint, and nothing herein contained shall constitute the Placement Agent or the Company partners of one another.

           2. Representations and Warranties of the Company. The Company represents and warrants to you that:

                  (a) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with power and authority to own or lease its properties and conduct its business as described in the Private Placement Memorandum hereinafter mentioned; and that the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which such qualification is required.

                  (b) A Private Placement Memorandum ("Memorandum") with respect to the Shares has been prepared by the Company in conformity with the requirements of the


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         Securities Act of 1933 (the "Act") and the rules and  regulations  (the
         "Rules and Regulations") of the Securities and Exchange Commission thereunder. The Memorandum, together with exhibits, covering the Shares proposed to be offered, have been carefully prepared by the Company with the cooperation of the Placement Agent, and the Company shall
         prepare  all  filings   necessary  with  the  Securities  and  Exchange
         Commission,  including  the  preparation  and filing of Form D, and all
         applicable   filings  under  state  securities  laws.   Copies  of  the
         Memorandum have been delivered to you and the Company has consented to the use of such copies for purposes permitted by the Act.

                  (c) There has been no order by any agency exercising jurisdiction over the offering preventing or suspending the use of the Memorandum. The Memorandum does not contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranty as to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein.

                  (d) The securities of the Company conform to all statements with regard thereto contained in the Memorandum, and the Company has an authorized and outstanding capitalization as set forth in the Memorandum. All of the outstanding shares of common stock of the Company have been duly and validly issued and are fully paid and nonassessable. Upon issuance of and payment for the Shares to be issued and sold by the Company, as provided herein, such Shares will be duly and validly authorized and issued, fully paid and nonassessable.

                  (e) Except as reflected in or contemplated by the Memorandum, since the respective date as of which information is given in the Memorandum, there has not been any material adverse change in the financial condition or general affairs of the Company or any material transaction entered into by the Company other than transactions in the ordinary course of business.

                  (f) The financial statements contained in the Memorandum fairly present the financial condition of the Company and the results of its operations as of the dates and for the periods therein specified and such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and Ernst & Young LLP, who have rendered reports on certain of such financial statements, are independent public accountants as required by the Act and the Rules and Regulations.

                  (g) No consent, approval, authorization, or other order of any governmental authority is required in connection with the execution or delivery by the Company of this agreement or the issuance and sale by the Company of the Shares to be sold by it hereunder, except such as may be required under the Act or state securities laws.

                  (h) Except as set forth in the Memorandum, there are no actions, suits, or proceedings pending, or to the knowledge of the Company threatened, against the

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         Company or any of its property, at law or in equity or before or by any federal or state commission, regulatory body, or administrative agency or other governmental body, domestic or foreign, in which any adverse decision might have a materially adverse effect on the business or property of the Company.

                  (i) The execution and delivery of this agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this agreement by the Company will not conflict with, or constitute a default under, any indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party, or the Certificate of Incorporation or Bylaws of the Company, or any law, order, rule or regulation, writ, judgment, indenture, order or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company or any of its property.

                  (j)      The Company does not have any subsidiaries.

                  (k) Except as set forth in the Memorandum, the Company is not in default in any material respect and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a material default in any contract or agreement to which the Company is a party or by which it is bound.

         3.       Sale, Purchase and Delivery of Shares.

                  (a) Subject to the terms and conditions herein set forth, the Company hereby appoints you as its exclusive agent from the date hereof and until January 31, 2000 for the purpose of offering the Shares as provided in this agreement on a "best efforts basis". You agree to use your best efforts to sell the Shares as our agent. It is understood and agreed that there is no firm commitment on your part to purchase any of the Shares. If subscriptions for Shares of common stock are less than 233,000 Shares, you and the Company will agree to close or not to close the offering. Conversely, if subscriptions exceed 233,000 Shares, you and the Company and will agree or not agree upon the sale of Shares to cover over-subscriptions.

                           You will offer the Shares hereunder at a price of $15.00 per share. You will be entitled to a commission of 8% on each Share sold by you as such agent payable by the Company on the Closing Date from the funds deposited in the special bank escrow account described in paragraph (b) hereof. You may, in your discretion, offer a part of the Shares to dealers who are members of the National Association of Securities Dealers, Inc., selected by you at such price less a concession as you determine and you may form and manage a selling group of such selected dealers.

                           Upon the closing of the offering, the Company will sell to the Placement Agent warrants (the "Placement Agent Warrants") for a purchase price of $.01 per Warrant, entitling the Placement Agent to purchase an amount of Shares equal to 8% of the Shares sold in the Offering. The Placement Agent Warrants will contain anti-dilution provisions acceptable to the Placement Agent. The Placement Agent Warrants will be exercisable for a period of five (5) years after the date of the Memorandum and, if the

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

         Warrants are not exercised during such term, they shall automatically expire. The exercise price of the Placement Agent Warrants shall be the Share offering price. The Company will set aside and at all times have available a sufficient number of Shares of its Common Stock to be issued upon the exercise of the Placement Agent Warrants. The Warrants will not be transferable to anyone, except to officers or affiliates of the Placement Agent.

                  (b) All funds received from subscribers of Shares will be deposited by you in a special noninterest bearing escrow account (or if invested, such investment will only be made in permissible investment under SEC Rule 15c2-4) to be maintained by you for the account of the Company at a bank of your choice. All funds, represented by check or otherwise, shall be made payable to you for our account and deposited in escrow. On the Closing Date, you will distribute the funds then deposited in such special bank escrow account, as their interests may appear, to the Company, selected dealers, and to yourself.

                           In the event this agreement in terminated prior to the Closing Date for any reason whatsoever, you shall promptly refund to the subscribers of the Shares all funds which have been received from them by you without interest.

                           All  costs,   expense,   and   charges   incurred  in
         connection with the special bank escrow account shall be paid by the Company.

                  (c) It is understood and agreed that, unless we agree otherwise, if all Shares are not sold by you pursuant to this agreement during the offering, we shall close with respect to the Shares sold.

                  (d) Closing of the offering will take place at your offices in New York, New York, at 10 o'clock a.m., Eastern Time, on the earlier of
         (i) five days from the date on which all of the Shares have been sold, or (ii) January 31, 2000, said date being herein called the "Closing Date". Certificates for the Shares registered in such a manner and in such denominations as you may request will be delivered to you so that you may examine and package such certificates for delivery at least ten full business days after the Closing Date.

                  (e) The Company agrees that, within 90 days after the closing of the offering of the Shares, it will file a Registration Statement and all necessary amendments thereto under the Securities Act of 1933 registering the Shares of Common Stock subject to the offering and the Common Stock underlying the Warrants to the Placement Agent. The Company will use its best efforts to cause the above filing to become effective. All expenses of such registration, including, but not limited to, legal, accounting and printing costs, will be borne by the Company, but the Company shall not be responsible for the cost of any separate counsel to review the Registration Statement on behalf of or to advise the shareholders or the Placement Agent. In the event the Company fails to file the Registration Statement or to use its best efforts to cause such filing to become effective, then the Company will issue to the purchasers in this offering additional Shares amounting to 10% of the Shares purchased by such shareholders and to the Placement Agent an additional 10% of Placement Agent Warrants.

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         4. Covenants of the Company.  The Company covenants and agrees with you that:

                  (a) The Company will furnish to you and dealers selected by you as soon as possible as many copies of the Memorandum (and of any amended or supplemented Memorandum) as you may reasonably request. If during such period any event occurs as a result of which the Memorandum, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or it shall be necessary to amend or supplement the Memorandum to comply with the Act or with the Rules and Regulations, the Company will forthwith notify you thereof and on your request prepare and furnish to you and dealers selected by you, in such quantity as you and such dealers may reasonably request, an amendment or supplement which will correct such statement or omission or cause the Memorandum to comply with the Act and with the Rules and Regulations. The Company will not at any time prior to the expiration of the offering period prepare any amendment to the Memorandum of which you shall not previously have been advised and furnished with a copy or to which your counsel shall have reasonably objected in writing, or which is not in compliance with the Act and the Rules and Regulations.

                  (b) The Company will, when and as requested by you, take all action necessary to permit the offering of the Shares as contemplated hereby under the securities laws of such states as you shall designate and, during the period of twelve months after the date of the Memorandum, to keep qualification of the Shares in good standing under such laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any state in any action other than one arising out of the offering or sale of the Shares. Said qualification of the Shares under the securities laws of the said states shall be effected by your counsel and the Company shall pay the legal fees therefor and all other expenses incident thereto.

                  (c) Whether or not the transactions contemplated hereby are consummated or this agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including the fees and expenses of the Company's counsel and accountants, registration fees, the costs and expenses incident to the preparation, printing, shipping and filing of the Memorandum and all amendments and supplements thereto (and such copies thereof as the Placement Agent may reasonably require) and this agreement and related documents, filing fees required to be paid to the National Association of Securities Dealers, Inc., if any, the costs incurred in connection with the qualification of the Shares under state securities laws as provided in subparagraph (b) hereof (including the fees and disbursements of your counsel in this connection). Payment to you of a non-refundable expense allowance of $25,000, $15,000 of which has been previously paid, and $10,000 to be paid upon closing or termination of the offering.

                  (d) The Company will apply and utilize the proceeds from the sale of the Shares in the manner described in the Memorandum.

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                  (e) The  Company  will  comply  with  all  obligations  to the
         Placement Agent and to its security holders undertaken by it in the Memorandum.

         5. Conditions of Placement Agent's Obligations. Your obligations as provided herein shall be subject in your reasonable discretion to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of the Closing Date, to the performance by the Company of its obligations hereunder and the following additional conditions:

                  (a) It is agreed between the Company and you that all documents and other information relating to the Company's affairs will be made available upon request to you and your counsel at your office or at the office of your counsel and copies of any such documents will be furnished upon request to you or your counsel. Included within the documents which must be made available as soon as possible are the following: The Company's Certificate of Incorporation and By-laws and all amendments thereto, minutes of all meetings of the Company's incorporators, stockholders and directors, all financial statements and correct copies of any and all material contracts, leases and agreements to which the Company is a party and all reports and filings made by the Company with the Securities and Exchange Commission within the prior three years.

                  (b) You have not notified the Company that the Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which in the opinion of your counsel is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) At the time of the execution of this agreement and at the Closing Date, counsel for the Company, shall have furnished to you their written opinion, addressed to you and dated as of the date it is required to be delivered, in form and substance satisfactory to you, with photostats or signed counterparts thereof for each of the soliciting dealers, to the effect that:

                           (i) The  Company  has been duly  incorporated  and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own and lease its properties and conduct its business, as described in the Memorandum; and, the Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business or its ownership or leasing of property requires it to be qualified where the failure to be so qualified would cause a material adverse effect on the Company; and

                           (ii) The  Shares  of  Common  Stock to be sold by the
                  Company hereunder, at the time of delivery to the Placement Agent pursuant to Section 3 hereof, will be duly and validly authorized and issued, fully paid and nonassessable and will conform in all material respects to the description thereof


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                  contained  in the  Memorandum;  other than as described in the
                  Memorandum there are presently no preemptive or other rights to subscribe for or to purchase shares of Common Stock pursuant to the Certificate of Incorporation or the law of the State of Delaware, and none of the Shares of Common Stock being sold hereunder by the Company will be issued in violation of any such preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue and sale of the Shares of Common Stock has been validly taken; and

                           (iii) This agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company except insofar as indemnification of the Placement Agent may be limited under applicable securities laws and decisions thereunder.

                           (iv) The  execution  and  delivery of and  compliance
                  with this agreement by the Company, the consummation of the transactions herein contemplated and the compliance with the terms hereof will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which its property is subject, or under its Certificate of Incorporation or Bylaws. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions by the Company contemplated by this agreement, except such as have been obtained under the Act and the Rules and Regulations and such as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Placement Agent.

                           (v) The statements in the Memorandum under the caption "Description of Capital Stock" insofar as they are, or refer to, descriptions of documents or statements of law or legal conclusions, have been reviewed by them and are correct in all material respects.

                           (vi) Such counsel does not know of any legal or governmental proceedings required to be described in the Memorandum which are not described as required, or of any contracts (other than this agreement, as to which such counsel need express no opinion) or documents of a character required to be described in the Memorandum which are not described as required.

                  Such counsel shall confirm that, in connection with the preparation of the Memorandum, such counsel has participated in telephone conferences with officers of the Company at which conferences the contents of the Memorandum were discussed and (without taking further action to verify independently the statements made in the Memorandum, and without assuming responsibility for the accuracy or completeness of such statements, except as provided in paragraph (v) above) nothing has come to such counsel's attention that would lead such counsel to believe that either the Memorandum

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         (except for the financial  statements and other financial data included therein, as to which such counsel need express no opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading, provided, however, that we make no statement herein whatsoever as to any of the financial statements or notes contained therein or omitted therefrom or other financial, numerical, statistical or accounting data included therein or omitted therefrom.

                  In giving such opinion, such counsel may rely as to matters of fact upon statements and certifications of officers of the Company and of other appropriate persons and may rely as to matters of law, other than the law of the United States, upon an opinion or opinions of local counsel acceptable to the Placement Agent, provided that any such opinion or opinions are referred to in said opinion and that said counsel shall state that they believe that you and they are justified in relying thereon.

                  (e) At and as of the date  hereof and the  Closing  Date,  the
         Placement Agent shall have received a certificate, dated as of the date hereof and the Closing Date, signed by the chief executive officer and the principal financial officer of the Company, in form and substance satisfactory to you, stating in effect that except as may be reflected in or contemplated by the Memorandum (i) the representations and warranties of the Company in this agreement are true and correct as of the date hereof and the Closing Date, and the Company has complied with all of the material agreements and satisfied all the material conditions on its part to be performed or satisfied at or prior to the date hereof and the Closing Date; (ii) since the respective dates as of which information is given in the Memorandum, there has not been any material adverse change in the condition or in the business of the Company considered as a whole; (iii) since such dates there has not been any material transaction entered into by the Company other than transactions in the ordinary course of business; and (iv) such other matters as the Placement Agent or counsel for the Placement Agent may reasonably request.

                  (f) Before the Closing Date, Michael G. Quinn, Esquire, counsel for the Placement Agent, shall have been furnished with such opinions and copies of such documents as he may reasonably require for the purpose of enabling him to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated and all opinions and certificates mentioned above or elsewhere in this agreement shall be satisfactory in form and substance to the Placement Agent and said counsel for the Placement Agent.

                  (g) Except as contemplated in the Memorandum, subsequent to the respective dates as of which information is given in the Memorandum, there shall not have been any material change in the capital stock or long-term debt of the Company or any adverse change, or any development specifically related to the business of the Company involving a prospective material adverse change, in the condition (financial or other), net

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

         worth or results of operations of the Company which, in the judgment of the Placement Agent, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Memorandum.

                  (h) There shall have been furnished or caused to be furnished to the Placement Agent such further certificates and documents as the Placement Agent may have reasonably requested.

         If any of the conditions specified in this Section 5 shall not have been fulfilled, this agreement may be terminated by the Placement Agent upon notice to the Company or such conditions may be waived, modified or the time for fulfillment thereof may be extended by the Placement Agent upon notice to the Company.

         6.       Indemnification.

                  (a) The Company will indemnify and hold harmless the Placement Agent, its agents and each person, if any, who controls the Placement Agent within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which they may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by the Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) The Placement Agent will indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Placement Agent may otherwise have.

                  (c) Promptly after receipt by an indemnified  party under this
         Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section except to the extent the indemnifying party is prejudiced by such delay. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, join with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of the counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised in writing by counsel that there may be conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of one such counsel for all of the indemnified parties shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.

         7.       Termination.

                  (a) This agreement may be terminated at any time prior to the Closing Date by the Placement Agent by written notice to the Company if
         (i) the Company has sustained a loss, whether or not insured, by reason of fire, flood, accident or other calamity, which, in the reasonable opinion of the Placement Agent substantially affects the value of the properties of the Company or materially interferes with the operation of the business of the Company, (ii) all trading in securities on the New York Stock Exchange or the American Stock Exchange has been suspended or limited or minimum prices have been established on any such exchange, (iii) a banking moratorium has been declared by either federal or New York state authorities, (iv) an outbreak of major hostilities or other national or international calamity has occurred which, in each case, make it inadvisable to proceed with the offering or (v) any action has been taken by any government in respect of its monetary affairs which, in the reasonable opinion of the Placement Agent, has a material adverse effect on the United States securities markets.

                  (b) If this agreement shall be terminated pursuant to Section 5 or this Section 7, or if the obligation provided for herein are not consummated because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this agreement, or if for any reason the Company shall be unable to perform all its obligations under this agreement, the Company shall not be liable to the Placement Agent for damages on account of loss of anticipated profits arising out of the transactions covered by this agreement, but the Company shall remain liable to the extent provided in Sections 4(d), 6(a) and 6(c) hereof.

         8. Survival of Indemnities, Representations and Warranties. All representations, warranties, agreements, covenants and indemnities contained herein of the Company and of the Placement Agent shall remain operative and in full force and effect and shall survive the delivery of and payment for the Shares or termination of this agreement pursuant to Section 7 hereof, as the case may be.

         9. Parties in Interest. This agreement shall inure to the benefit of and be binding upon the Company and the Placement Agent, the officers, directors and partners of such parties, each controlling person referred to in Section 6 hereof, and their respective successors and assigns. Nothing in this agreement is intended or shall be construed to give to any person, firm or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons and officers and directors referred to in Section 6 hereof, any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained; this agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and such controlling persons, directors and officers, and for the benefit of no other person or corporation.

                  The term "successor" as used in this agreement shall not include any purchaser, as such purchaser, of any Shares from the Placement Agent or any selected dealer.

                  This agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any letter of intent previously entered into.

         10. Notices. All communications, terminations and notices hereunder shall be in writing and, if sent to the Placement Agent, shall be mailed or delivered and confirmed to America First Associates Corp., 415 Madison Avenue, 3rd Floor, New York, NY 10017, Attn: Joseph Genzardi, President; if sent to the Company shall be mailed or delivered to SmartServ Online, Inc., One Station Place, Stamford, Connecticut 06902, Attn: Thomas W. Haller, CFO.

         11. Counterparts. This agreement may be executed in any number of counterparts which, taken together shall constitute one and the same instrument.

         12. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

         Please sign the enclosed duplicate of this letter, whereupon this letter will become a binding agreement between the parties in accordance with its terms.

                                          Very truly yours,

                                          SMARTSERVE ONLINE, INC.


                                          By:
                                               ---------------------------------
                                               Thomas W. Haller, Chief Financial

                                                    Officer

The foregoing agreement is hereby confirmed and accepted, as of the date first above written.

AMERICA FIRST ASSOCIATES CORP.


By: ___________________________________
       Joseph Genzardi, President